Exhibit 99.1



Contact:
              David Gryska                        Brian P. Gill
              Sr. Vice President and              Vice President,
              Chief Financial Officer             Corporate Communications
              Celgene Corporation                 Celgene Corporation
              (908) 673-9059                      (908) 673-9530

                REVLIMID(R) GRANTED FULL MARKETING AUTHORIZATION
                    FOR TREATMENT OF MULTIPLE MYELOMA IN THE
                                 EUROPEAN UNION

SUMMIT, NJ - (JUNE 19, 2007) - Celgene Corporation (NASDAQ: CELG) announced that REVLIMID (lenalidomide) has been granted full marketing authorization by the European Commission for use in combination with dexamethasone as a treatment for patients with multiple myeloma who have received at least one prior therapy. This approval represents the first regulatory approval for Celgene in Europe, and REVLIMID represents the first breakthrough oral cancer therapy in Europe for multiple myeloma patients in more than forty years.

Multiple myeloma is the second most commonly diagnosed blood cancer. According to the International Myeloma Foundation, there are an estimated 750,000 people with multiple myeloma worldwide. There are more than 85,000 men and women in Europe currently undergoing treatment for multiple myeloma, and 25,000 people are expected to die from this blood cancer in 2007.

"The EU approval of REVLIMID is an especially important and positive milestone for Celgene, as well as a substantial step forward toward achieving our global mission of making innovative oral cancer therapies available to patients with significant unmet medical needs worldwide," said Aart Brouwer, President of Celgene International. "We are working diligently with local regulatory authorities to determine next steps for pricing, reimbursement and distribution plans for all EU member states so that REVLIMID is available for eligible patients as quickly as possible."

The Marketing Authorization Application (MAA) for REVLIMID was based upon the safety and efficacy results of two large, randomized pivotal Phase III special protocol assessment trials, North American Trial MM-009 and International Trial MM-010, evaluating REVLIMID plus dexamethasone in multiple myeloma patients that have received at least one prior therapy.

"REVLIMID represents a significant advancement in the treatment of multiple myeloma and we are fully committed to swiftly bringing this new oral therapeutic option to patients in need across Europe," said Graham Burton, M.D., SVP, Global Regulatory Affairs and Pharmacovigilance for Celgene. "We remain committed to the broad and global clinical development of our investigational therapies being studied in blood and solid tumor cancers, and we are grateful that our collaborative efforts have resulted in this approval of REVLIMID."



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REVLIMID has obtained Orphan Drug designation in the EU, US and Australia for treatment of multiple myeloma. REVLIMID is approved for use as an oral treatment in combination with dexamethasone by the European Commission, following the recommendation from the European Medicines Agency (EMEA) and by the U.S. Food and Drug Administration (FDA) for multiple myeloma patients who have received at least one prior therapy. REVLIMID is also approved in the US, but not in the EU, for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes (MDS) associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities by the FDA. In the EU, the Marketing Authorization Application for this indication is currently under review by EMEA's Committee for Medicinal Products for Human use (CHMP).


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WARNINGS:
---------

1. POTENTIAL FOR HUMAN BIRTH DEFECTS.
-------------------------------------
LENALIDOMIDE IS AN ANALOGUE OF THALIDOMIDE. THALIDOMIDE IS A KNOWN HUMAN TERATOGEN THAT CAUSES SEVERE LIFE-THREATENING HUMAN BIRTH DEFECTS. IF LENALIDOMIDE IS TAKEN DURING PREGNANCY, IT MAY CAUSE BIRTH DEFECTS OR DEATH TO AN UNBORN BABY. FEMALES SHOULD BE ADVISED TO AVOID PREGNANCY WHILE TAKING REVLIMID(R) (LENALIDOMIDE).

                        SPECIAL PRESCRIBING REQUIREMENTS

BECAUSE OF THIS POTENTIAL TOXICITY AND TO AVOID FETAL EXPOSURE TO REVLIMID(R) (LENALIDOMIDE), REVLIMID(R) (LENALIDOMIDE) IS ONLY AVAILABLE UNDER A SPECIAL RESTRICTED DISTRIBUTION PROGRAM. THIS PROGRAM IS CALLED "REVASSIST(R)". UNDER THIS PROGRAM, ONLY PRESCRIBERS AND PHARMACISTS REGISTERED WITH THE PROGRAM CAN PRESCRIBE AND DISPENSE THE PRODUCT. IN ADDITION, REVLIMID(R) (LENALIDOMIDE) MUST ONLY BE DISPENSED TO PATIENTS WHO ARE REGISTERED AND MEET ALL THE CONDITIONS OF THE REVASSIST(R) PROGRAM.

2. HEMATOLOGIC TOXICITY (NEUTROPENIA AND THROMBOCYTOPENIA).
-----------------------------------------------------------
THIS DRUG IS ASSOCIATED WITH SIGNIFICANT NEUTROPENIA AND THROMBOCYTOPENIA. EIGHTY PERCENT OF PATIENTS WITH DEL 5Q MYELODYSPLASTIC SYNDROMES HAD TO HAVE A DOSE DELAY/REDUCTION DURING THE MAJOR STUDY. THIRTY-FOUR PERCENT OF PATIENTS HAD TO HAVE A SECOND DOSE DELAY/REDUCTION. GRADE 3 OR 4 HEMATOLOGIC TOXICITY WAS SEEN IN 80% OF PATIENTS ENROLLED IN THE STUDY. PATIENTS ON THERAPY FOR DEL 5Q MYELODYSPLASTIC SYNDROMES SHOULD HAVE THEIR COMPLETE BLOOD COUNTS MONITORED WEEKLY FOR THE FIRST 8 WEEKS OF THERAPY AND AT LEAST MONTHLY THEREAFTER. PATIENTS MAY REQUIRE DOSE INTERRUPTION AND/OR REDUCTION. PATIENTS MAY REQUIRE USE OF BLOOD PRODUCT SUPPORT AND/OR GROWTH FACTORS. (SEE DOSAGE AND ADMINISTRATION)

3. DEEP VENOUS THROMBOSIS AND PULMONARY EMBOLISM.
-------------------------------------------------
THIS DRUG HAS DEMONSTRATED A SIGNIFICANTLY INCREASED RISK OF DEEP VENOUS THROMBOSIS (DVT) AND PULMONARY EMBOLISM (PE) IN PATIENTS WITH MULTIPLE MYELOMA WHO WERE TREATED WITH REVLIMID(R) (LENALIDOMIDE) COMBINATION THERAPY. PATIENTS AND PHYSICIANS ARE ADVISED TO BE OBSERVANT FOR THE SIGNS AND SYMPTOMS OF THROMBOEMBOLISM. PATIENTS SHOULD BE INSTRUCTED TO SEEK MEDICAL CARE IF THEY DEVELOP SYMPTOMS SUCH AS SHORTNESS OF BREATH, CHEST PAIN, OR ARM OR LEG SWELLING. IT IS NOT KNOWN WHETHER PROPHYLACTIC ANTICOAGULATION OR ANTIPLATELET THERAPY PRESCRIBED IN CONJUNCTION WITH REVLIMID(R) (LENALIDOMIDE) MAY LESSEN THE POTENTIAL FOR VENOUS THROMBOEMBOLIC EVENTS. THE DECISION TO TAKE PROPHYLACTIC MEASURES SHOULD BE DONE CAREFULLY AFTER AN ASSESSMENT OF AN INDIVIDUAL PATIENT'S UNDERLYING RISK FACTORS.

      YOU CAN GET THE INFORMATION ABOUT REVLIMID(R) (LENALIDOMIDE) AND THE REVASSIST(R) PROGRAM ON THE INTERNET AT WWW.REVLIMID.COM OR BY CALLING THE
               MANUFACTURER'S TOLL-FREE NUMBER AT 1-888-423-5436.

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ADDITIONAL WARNINGS: HEMATOLOGIC TOXICITY
MULTIPLE MYELOMA
IN THE POOLED MULTIPLE MYELOMA STUDIES, GRADE 3 AND 4 HEMATOLOGIC TOXICITIES WERE MORE FREQUENT IN PATIENTS TREATED WITH THE COMBINATION OF REVLIMID(R) (LENALIDOMIDE) AND DEXAMETHASONE THAN IN PATIENTS TREATED WITH DEXAMETHASONE ALONE. PATIENTS ON THERAPY SHOULD HAVE THEIR COMPLETE BLOOD COUNTS MONITORED EVERY 2 WEEKS FOR THE FIRST 12 WEEKS AND THEN MONTHLY THEREAFTER. PATIENTS MAY REQUIRE DOSE INTERRUPTION AND/OR DOSE REDUCTION.

CONTRAINDICATIONS:
HYPERSENSITIVITY: REVLIMID(R) (lenalidomide) is contraindicated in any patients who have demonstrateD hypersensitivity to the drug or its components.

PRECAUTIONS:
RENAL IMPAIRMENT: REVLIMID(R) (lenalidomide) is substantially excreted by the kidney, so the risk of toxiC reactions may be greater in patients with impaired renal function. Because elderly patients are more likely to have decreased renal function, care should be taken in dose selection, and it would be prudent to monitor renal function.

NURSING MOTHERS: It is not known whether REVLIMID(R) (lenalidomide) is excreted in human milk. Because of thE potential for adverse reactions in nursing infants, a decision should be made whether to discontinue nursing or the drug, taking into account the importance of the drug to the mother.

ADVERSE REACTIONS:
MULTIPLE MYELOMA
In the REVLIMID(R) (lenalidomide)/dexamethasone treatment group, 151 patients (45%) underwent at least one dosE interruption with or without a dose reduction of REVLIMID(R) (lenalidomide) compared to 21% in thE placebo/dexamethasone treatment group. Of these patients who had one dose interruption with or without a dose reduction, 50% in the REVLIMID(R) (lenalidomide)/dexamethasone treatment group underwent at least one additionaL dose interruption with or without a dose reduction compared to 21% in the placebo/dexamethasone treatment group.

OTHER ADVERSE EVENTS REPORTED IN MULTIPLE MYELOMA PATIENTS (REVLIMID(R) (LENALIDOMIDE)/DEXAMETHASONE VS DEXAMETHASONE/PLACEBO): constipation (39% vs 19%), fatigue (38% vs 37%), insomnia (32% vs 37%), muscle cramp (30% vs 21%), diarrhea (29% vs 25%), neutropenia (28% vs 5%), anemia (24% vs 17%), asthenia (23% vs 25%), pyrexia (23% vs 19%), nausea (22% vs 19%), headache (21% vs 21%), peripheral edema (21% vs 19%), dizziness (21% vs 15%), dyspnea (20% vs 15%), tremor (20% vs 7%), decreased weight (18% vs 14%), thrombocytopenia (17% vs 10%), rash (16% vs 8%), back pain (15% vs 14%), hyperglycemia (15% vs 14%), and muscle weakness (15% vs 15%).

MYELODYSPLASTIC SYNDROMES
OTHER ADVERSE REACTIONS REPORTED IN DEL 5Q MDS PATIENTS (REVLIMID(R) (LENALIDOMIDE)): diarrhea (49%), prurituS (42%), rash (36%), fatigue (31%), constipation (24%), nausea (24%), nasopharyngitis (23%), arthralgia (22%), pyrexia (21%), back pain (21%), peripheral edema (20%), cough (20%), dizziness (20%), headache (20%), muscle cramp (18%), dyspnea (17%), and pharyngitis (16%).

DOSAGE AND ADMINISTRATION:
Dosing is continued or modified based upon clinical and laboratory findings. Dosing modifications are recommended to manage Grade 3 or 4 neutropenia or thrombocytopenia or other Grade 3 or 4 toxicity judged to be related to lenalidomide. For other Grade 3 or 4 toxicities judged to be related to lenalidomide, hold treatment and restart at next lower dose level when toxicity has resolved to less than or equal to Grade 2.


ABOUT REVLIMID(R)
REVLIMID is an IMiDs(R) compound, a member of a proprietary group of novel immunomodulatory agents. REVLIMID and other IMiDs compounds continue to be evaluated in over 75 clinical trials in a broad range of oncological conditions, both in blood cancers and solid tumors. The IMiDs pipeline is covered by a comprehensive intellectual property estate of U.S. and foreign issued and pending patent applications including composition-of- matter and use patents.

ABOUT MULTIPLE MYELOMA
Multiple myeloma (also known as myeloma or plasma cell myeloma) is a cancer of the blood in which malignant plasma cells are overproduced in the bone marrow. Plasma cells are white blood cells that help produce antibodies called immunoglobulins that fight infection and disease. However, most patients with multiple myeloma have cells that produce a form of immunoglobulin called paraprotein (or M protein) that does not benefit the body. In addition, the

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malignant plasma cells replace normal plasma cells and other white blood cells important to the immune system. Multiple myeloma cells can also attach to other tissues of the body, such as bone, and produce tumors. The cause of the disease remains unknown.

ABOUT REVASSIST(R)
FOR FURTHER INFORMATION ABOUT REVLIMID AND RevAssist, A RESTRICTED DISTRIBUTION PROGRAM USED IN THE UNITED STATES, YOU MAY GO TO THE INTERNET AT
WWW.REVLIMID.COM OR BY CALLING THE MANUFACTURER'S TOLL FREE NUMBER 1-888-4CELGENE. RevAssist is a proprietary risk-management restrictive distribution program, tailored specifically for REVLIMID patients, to prevent the potential for human birth defects and ensure prompt and convenient access to REVLIMID through contracted pharmacies.

ABOUT CELGENE
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

REVLIMID(R) AND REVASSIST(R) ARE REGISTERED TRADEMARKS OF CELGENE CORPORATION.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND THOSE FACTORS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS FORM 10-K, 10-Q AND 8-K REPORTS.


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